Riley Permian Reports Fourth Quarter Results and Provides 2023 Guidance

OKLAHOMA CITY, March 8, 2023 -- Riley Exploration Permian, Inc. (NYSE American: REPX) (“Riley Permian” or the "Company"), today reported financial and operating results for the fourth quarter and year ended December 31, 2022.

FOURTH QUARTER 2022 HIGHLIGHTS
•Averaged oil production of 10.0 MBbls/d, exceeding the high end of guidance and representing an increase of 37% as compared year-over-year to the fourth quarter 2021
•Reported net income of $27 million, or $1.37 per share, which includes $7 million of non-cash gain on derivative contracts and income from operations of $41 million
•Generated $46 million of Adjusted EBITDAX(1) and $40 million of operating cash flow, representing a decrease of 10% and 28%, respectively, over the prior quarter, driven primarily by lower commodity pricing
•Incurred total accrual (activity-based) capital expenditures before acquisitions of $27 million and total cash capital expenditures before acquisitions of $30 million
•Paid dividends of $0.34 per share in the fourth quarter for a total of $7 million

FULL YEAR 2022 HIGHLIGHTS
•Increased net oil production by 31% year-over-year to 8.8 MBbls/d and total net equivalent production by 25% year-over-year to 11.5 MBoe/d
•Reported net income of $118 million, or $6.04 per share, with income from operations of $204 million
•Generated $176 million of Adjusted EBITDAX(1), $170 million of operating cash flow from continuing operations and $56 million of Free Cash Flow(1)
•Invested total cash capital expenditures before acquisitions of $113 million, corresponding to a reinvestment rate of 66% of operating cash flow from continuing operations, down from 88% in 2021
•Paid $25 million in dividends on common shares, corresponding to 44% of Free Cash Flow(1)
•Reported total proved developed reserves of 47 MMBoe and total proved reserves of 72 MMBoe based on NYMEX pricing
•Completed change in fiscal year end to December 31st from September 30th during the calendar third quarter 2022

In February 2023, Riley Permian entered into a definitive purchase agreement to acquire oil and natural gas assets from Pecos Oil & Gas, LLC, an investment of Cibolo Energy Partners LLC, for cash consideration of $330 million, subject to customary closing adjustments, (the “New Mexico Acquisition”). The acquisition will be funded through a combination of borrowings under the Company’s revolving credit facility and the issuance of new unsecured senior notes. The oil and natural gas assets are located in Eddy County, New Mexico and primarily target the Yeso trend.

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(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

2023 GUIDANCE HIGHLIGHTS
Riley Permian is providing 2023 guidance including pro forma combined guidance for the pending New Mexico Acquisition based on an expected close date early in the second quarter of 2023
•Full year 2023(1) guidance for oil production of 12.8 - 13.4 MBbls/d (18.4 - 19.2 MBoe/d)
•Full year 2023(1) guidance for activity-based investing expenditures before acquisitions of $160 - $180 million
•First quarter 2023 guidance for oil production of 9.8 - 10.2 MBbls/d (13.2 - 13.8 MBoe/d)
•First quarter 2023 guidance for activity-based investing expenditures before acquisitions of $47 - $54 million

“2022 was another record year for Riley Permian, with our out-performance continuing through the fourth quarter,” said Riley Permian Chairman and CEO, Bobby Riley. “We continue to deliver record production levels while working to minimize the impact of inflationary and supply chain pressures on costs, which is reflected in our financial results. Our team has worked tirelessly to optimize our core business as well as to execute on a variety of exciting new ventures. Most significantly, we entered into a purchase agreement to acquire oil and gas assets in the Yeso trend in New Mexico. The New Mexico Acquisition provides us with a combination of material current production and a significant number of high quality drilling locations for future development. The New Mexico asset, with its many similarities to our core asset in Yoakum County, allows us to leverage our experience and enhance our scale, which we believe will result in efficiencies and an improved cost structure. Additionally, we recently announced our entry into a joint venture that will facilitate better control over electric power supply, which we expect will improve operations, control costs and reduce our gas flaring. Further, we’re progressing on CCUS initiatives, including advancing with partners on the potential development of a large-scale CO2 storage hub in our immediate region of the Permian Basin. Finally, consistent with our historical practice, our management team and Board are committed to continued performance management and value creation for shareholders.”

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(1)Full year 2023 guidance information here reflects Riley Permian for the first quarter of 2023 and Riley Permian with the New Mexico Acquisition for the second, third and fourth quarters of 2023 based on assumption that the New Mexico Acquisition closes early in the second quarter of 2023.

Selected Operating and Financial Data
(Unaudited)
	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021(1)
Select Financial Data (in thousands):
Oil and natural gas sales, net	$77,446	$87,471	$56,650	$319,343	$182,872
Net income (loss)	$26,807	$59,817	$21,398	$118,011	$(36,328)
Adjusted EBITDAX(2)	$45,876	$51,240	$27,074	$176,396	$97,274

Production Data, net:
Oil (MBbls)	916	866	669	3,217	2,462
Natural gas (MMcf)	990	985	844	3,229	2,985
Natural gas liquids (MBbls)	141	140	105	444	411
Total (MBoe)	1,222	1,170	915	4,199	3,371

Daily combined volumes (Boe/d)	13,283	12,717	9,940	11,505	9,237
Daily oil volumes (Bbls/d)	9,957	9,413	7,271	8,814	6,744

Average Realized Prices:
Oil ($ per Bbl)	$80.60	$92.40	$75.67	$92.86	$67.00
Natural gas ($ per Mcf)	1.92	4.28	3.20	3.33	3.38
Natural gas liquids ($ per Bbl)	12.10	23.13	31.64	22.22	19.08
Total average price ($ per Boe)	$63.38	$74.76	$61.94	$76.05	$54.24

Average Realized Prices, including the effects of derivative settlements(3):
Oil ($ per Bbl)	$67.02	$75.80	$54.05	$71.75	$52.55
Natural gas ($ per Mcf)	0.28	1.57	1.37	1.06	2.74
Natural gas liquids ($ per Bbl)(4)	12.10	23.13	31.64	22.22	19.08
Total average price ($ per Boe)	$51.87	$60.20	$44.43	$58.13	$43.14

Cash Costs ($ per Boe)(2)	$13.77	$16.98	$15.85	$16.52	$15.60
Cash Margin ($ per Boe)(2)	$49.61	$57.78	$46.09	$59.53	$38.64
Cash Margin, including derivative settlements ($ per Boe)(2)	$38.10	$43.22	$28.58	$41.61	$27.54

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(1)Calculated by adding the results of our prior fiscal year ended September 30, 2021 plus the three months ended December 31, 2021 less the prior three months ended December 31, 2020.
(2)A non-GAAP financial measure as defined in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(3)The Company's calculation of the effects of derivative settlements includes losses on the settlement of its commodity derivative contracts. These losses are included under other income (expense) on the Company’s consolidated statements of operations.
(4)During the periods presented, the Company did not have any NGL derivative contracts in place.

OPERATIONS AND DEVELOPMENT ACTIVITY UPDATE
Riley Permian averaged oil production of 10.0 MBbls per day for the three months ended December 31, 2022, representing an increase of 37% as compared year-over-year to the fourth quarter 2021 and 6% as compared quarter-over-quarter to the third quarter 2022. The Company averaged total equivalent production of 13.3 MBoe per day for the fourth quarter, an increase of 34% as compared to the same period in 2021 and 4% as compared to the prior quarter.

The Company turned to sales 1 gross (1.0 net) horizontal well during the fourth quarter and 15 gross (11.8 net) horizontal wells during the year ended December 31, 2022. In November 2022, the Company began CO2 injection on its EOR pilot project with longer term assessment of the project continuing.

The Company incurred $27 million in total accrued capital expenditures before acquisitions for the fourth quarter, 30% lower than the Company’s previously released midpoint guidance. The lower than anticipated accrued capital expenditures were driven primarily by deferred activity - including drilling one less well in the fourth quarter than planned and less activity on the EOR Project due to certain facility buildout delays - as well as better than anticipated cost performance on drilling and completions. On a cash basis, the Company had total capital expenditures before acquisitions of $30 million for the quarter. Additionally, the Company acquired surface acreage positions within its operating footprint in Yoakum County, Texas. This surface land will be used to support a variety of initiatives, including the recently announced on-site power generation joint venture, and is expected to contribute to operating synergies.

FINANCIAL RESULTS
For the three months ended December 31, 2022, the Company reported net income of $27 million and operating income of $41 million. The Company generated Adjusted EBITDAX(1) of $46 million, operating cash flow of $40 million and Free Cash Flow(1) of $15 million.

For the year ended December 31, 2022, the Company reported net income of $118 million and operating income of $204 million. The Company generated Adjusted EBITDAX(1) of $176 million, operating cash flow of $170 million and Free Cash Flow(1) of $56 million. The pattern of the Company’s development activity affects cash capital expenditures and may continue to cause fluctuations in Free Cash Flow(1) from quarter to quarter with longer periods more representative of Free Cash Flow(1) generation potential than an individual quarter.

Fourth quarter 2022 average realized prices, before derivative settlements were $80.60 per barrel of oil, $1.92 per Mcf of natural gas and $12.10 per barrel of natural gas liquids, resulting in a total equivalent price, before derivative settlements, of $63.38 per Boe. Adjusted for derivative settlements, total equivalent price was $51.87 per Boe, corresponding to realized derivative settlement losses of $11.51 per Boe or $14 million. The Company reported a $7 million loss on derivatives, which includes a $14 million loss on settlements and a $7 million non-cash gain due to changes in the fair value of derivatives. Total oil and natural gas sales revenue, net of derivative settlements, was $63 million, a decrease of $7 million or 10% over the third quarter of 2022. Year-over-year, total oil and natural gas sales revenue, net of derivative settlements, increased 56%.

Riley Permian's total Cash Costs(1) for the fourth quarter of 2022 were $16.8 million, representing a decrease of 15% compared to the third quarter of 2022. Lease operating expense (“LOE”) was $8.8 million, 10% lower than midpoint guidance, which remained flat quarter-over-quarter despite increased volumes. Cash G&A expense(1) was $4.5 million, 9% below midpoint guidance. The Company reported interest income for the quarter of $0.9 million, which includes a $1.5 million favorable settlement related to the termination of the Company interest rate swap, partially offset by $0.6 million of interest expense.

During the fourth quarter 2022, the Company raised the common dividend by 10% to $0.34 per share and paid a cash dividend of $6.5 million. Subsequent to the year end, the Company declared a cash dividend of $0.34 per share, which was paid in February 2023.

As of December 31, 2022, the Company had $56 million drawn on its credit facility, reflecting a net drawdown of $8 million during the fourth quarter. The drawdown was used primarily to fund the surface land acquisition. In October 2022, the Company completed an amendment to its credit facility which increased the borrowing base from $200 million to $225 million.

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(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

RESERVES
Estimated proved reserves increased 6% over 2021 to 77.7 MMBoe at December 31, 2022 based on SEC pricing. Of the total proved reserves, 82% was oil and NGLs, and 37% was associated with proved undeveloped reserves. The increase to proved developed reserves and total proved reserves was primarily attributable to drilling activity by the Company and higher commodity prices in 2022, slightly offset by adjustments in certain well type curves and higher service costs.

FIRST QUARTER AND FULL YEAR 2023 OUTLOOK AND GUIDANCE
Riley Permian is providing 2023 guidance based on currently scheduled development activity and current market conditions, including combined guidance for the pending New Mexico Acquisition based on an expected close date early in the second quarter of 2023.

Activity and Investing Guidance	Q1 2023	Full Year 2023 (1) (Reporting)

Forecasted Contribution of New Mexico Acquisition to Period	—%	75%

Texas Activity
Gross operated wells drilled	7 - 9	13 - 15
Average working interest on gross operated wells drilled	99% - 100%	98% - 99%

New Mexico Activity
Gross operated wells drilled	—	7 - 9
Average working interest on gross operated wells drilled	NA	90% - 97%

Investing Expenditures by Category (Accrual, in millions)
E&P(2)	$44 - 50	$150 - 165
Joint Venture investment	$3 - 4	$10 - 15
Total	$47 - 54	$160 - 180

E&P Capital Expenditures by Region(2) (Accrual)
Texas	99% - 100%	65% - 75%
New Mexico	—%	35% - 25%

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(1)Full year 2023 guidance information here reflects Riley Permian for the first quarter of 2023 and Riley Permian with the New Mexico Acquisition for the second, third and fourth quarters of 2023 based on assumption that the New Mexico Acquisition closes early in the second quarter of 2023.
(2)Expenditures are before acquisitions.

FIRST QUARTER AND FULL YEAR 2023 OUTLOOK AND GUIDANCE, Continued

Production, Realizations and Cost Guidance	Q1 2023	Full Year 2023 (1) (Reporting)	Full Year 2023 (2) (Illustrative Pro Forma)

Forecasted Contribution of New Mexico Acquisition to Period	—%	75%	100%

Net Production
Total (MBoe/d)	13.2 - 13.8	18.4 - 19.2	20.1 - 21.2
Oil (MBbl/d)	9.8 - 10.2	12.8 - 13.4	13.8 - 14.6

Oil (%)	74% - 75%	70% - 71%	68% - 69%
Natural gas (%)	16% - 14%	16% - 15%	18% - 16%
NGL (%)	10% - 11%	14%	14% - 15%

Basis Differentials and Fees
Oil ($ per Bbl)	($3.65) - (3.15)	($3.90) - (2.90)
Natural gas ($ per Mcf)	($2.90) - (2.50)	($2.70) - (2.10)
NGL (% of WTI)	9% - 13%	12% - 16%

Operating and Corporate Costs
Lease operating expense, including workover expense ($ per Boe)	$8.00 - 9.00	$8.00 - 9.00
Production tax (% of revenue)	6.0% - 8.0%	6.0% - 8.0%
Cash G&A(3) ($ per Boe)	$3.80 - 4.40	$3.00 - 3.50

Cash payments for income taxes ($ in millions)	$0.0 - 0.5	$6.0 - 8.0

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(1)Full year 2023 guidance information here reflects Riley Permian for the first quarter of 2023 and Riley Permian with the New Mexico Acquisition for the second, third and fourth quarters of 2023 based on assumption that the New Mexico Acquisition closes early in the second quarter of 2023.
(2)Pro forma full year 2023 guidance information reflects combined Riley Permian with the New Mexico Acquisition as if the New Mexico Acquisition closed on January 1, 2023. This is shown for illustrative purposes only.
(3)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

CONFERENCE CALL
Riley Permian management will host a conference call for investors and analysts on March 9, 2023 at 9:00 a.m. CT to discuss the Company's results. Interested parties are invited to participate by calling:
•U.S./Canada Toll Free, (888) 330-2214
•International, +1 (646) 960-0161
•Conference ID number 5405646

An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). A replay of the call will be available until March 23, 2023 by calling:
•(800) 770-2030 or (647) 362-9199
•Conference ID number 5405646

About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and natural gas liquids. For more information, please visit www.rileypermian.com.

Investor Contact:
Rick D'Angelo
405-438-0126
IR@rileypermian.com

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices; the scope, duration, and reoccurrence of any epidemics or pandemics (including, specifically, the coronavirus disease 2019 (“COVID-19”) pandemic and any related variants), including reactive or proactive measures taken by governments, regulatory agencies and businesses related to the pandemic, and the effects of COVID-19 on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions and divestitures; the risk that the Company's EOR project may not perform as expected or produce the anticipated benefits; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; any reduction in our borrowing base on our revolving credit facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our credit agreement; conditions in the capital, financial and credit markets and our ability to obtain capital needed for development and exploration operations on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; inability to prove up undeveloped acreage and maintain production on leases; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions, and disposal of produced water, which may be negatively impacted by regulation or legislation; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; risks related to litigation; evolving geopolitical and military hostilities in other areas of the world; and cybersecurity threats, technology system failures and data security issues. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.

The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Cautionary Statement Regarding Guidance
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the "Cautionary Statement Regarding Forward Looking Information" section above, as well as "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.

Source: Riley Exploration Permian, Inc.

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
	(In thousands, except share amounts)
Assets
Current Assets:
Cash and cash equivalents	$13,301	$8,317
Accounts receivable	25,551	18,002
Prepaid expenses and other current assets	3,236	4,122
Inventory	8,886	780
Current derivative assets	20	83
Total current assets	50,994	31,304
Oil and natural gas properties, net (successful efforts)	440,102	359,131
Other property and equipment, net	20,023	3,174
Non-current derivative assets	—	267
Other non-current assets, net	4,175	2,293
Total Assets	$515,294	$396,169
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$3,939	$7,737
Accounts payable - related parties	324	164
Accrued liabilities	35,582	12,874
Revenue payable	17,750	11,370
Current derivative liabilities	16,472	30,984
Other current liabilities	2,238	947
Total Current Liabilities	76,305	64,076
Non-current derivative liabilities	12	9,515
Asset retirement obligations	2,724	2,261
Revolving credit facility	56,000	65,000
Deferred tax liabilities	45,756	17,384
Other non-current liabilities	1,051	95
Total Liabilities	181,848	158,331
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 20,160,980 and 19,836,885 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	20	20
Additional paid-in capital	274,643	271,737
Retained earnings (Accumulated deficit)	58,783	(33,919)
Total Shareholders' Equity	333,446	237,838
Total Liabilities and Shareholders' Equity	$515,294	$396,169

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021(1)
	(In thousands)
Revenues:
Oil and natural gas sales, net	$77,446	$56,650	$319,343	$182,872
Contract services - related parties	600	600	2,400	2,400
Total Revenues	78,046	57,250	321,743	185,272
Costs and Expenses:
Lease operating expenses	8,753	7,419	32,458	24,826
Production and ad valorem taxes	4,419	3,005	19,273	10,352
Exploration costs	492	611	2,032	9,753
Depletion, depreciation, amortization and accretion	9,946	6,867	32,113	26,892
Impairment of oil and natural gas properties	7,325	—	7,325	—
General and administrative:
Administrative costs	4,929	3,633	18,496	15,155
Unit-based compensation expense	—	—	—	276
Share-based compensation expense	1,165	951	3,439	7,055
Cost of contract services - related parties	187	150	450	479
Transaction costs	—	1,258	2,638	3,941
Total Costs and Expenses	37,216	23,894	118,224	98,729
Income From Operations	40,830	33,356	203,519	86,543
Other Income (Expense):
Interest income (expense), net	870	(896)	(1,090)	(4,195)
Loss on derivatives	(7,179)	(5,193)	(51,574)	(80,479)
Total Other Expense	(6,309)	(6,089)	(52,664)	(84,674)
Net Income from Continuing Operations Before Income Taxes	34,521	27,267	150,855	1,869
Income tax expense	(7,714)	(5,869)	(32,844)	(19,400)
Net Income (Loss) from Continuing Operations	26,807	21,398	118,011	(17,531)
Discontinued Operations:
Loss from discontinued operations	—	—	—	(18,738)
Income tax expense on discontinued operations	—	—	—	(59)
Loss on Discontinued Operations	—	—	—	(18,797)
Net Income (Loss)	26,807	21,398	118,011	(36,328)
Dividends on preferred units	—	—	—	(574)
Net Income (Loss) Attributable to Common Shareholders/Unitholders	$26,807	$21,398	$118,011	$(36,902)
Net Income (Loss) per Share/Unit from Continuing Operations:
Basic	$1.37	$1.10	$6.04	$(1.02)
Diluted	$1.35	$1.09	$5.99	$(1.02)
Weighted Average Common Shares/Units Outstanding:
Basic	19,621	19,470	19,553	17,806
Diluted	19,849	19,569	19,686	17,806
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(1)Calculated by adding the results of our prior fiscal year ended September 30, 2021 plus the three months ended December 31, 2021 less the prior three months ended December 31, 2020.

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
Cash Flows from Operating Activities:
Net income (loss)	$26,807	$21,398	$118,011	$(36,328)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	—	—	—	18,797
Oil and gas lease expirations	488	588	1,953	9,511
Depletion, depreciation, amortization and accretion	9,946	6,867	32,113	26,892
Impairment of proved properties	7,325	—	7,325	—
Loss on derivatives	7,179	5,193	51,574	80,479
Settlements on derivative contracts	(14,059)	(16,014)	(75,257)	(37,491)
Amortization of deferred financing costs	183	282	731	780
Unit-based compensation expense	—	—	—	276
Share-based compensation expense	1,262	951	3,946	7,055
Deferred income tax expense	5,170	5,756	28,372	19,108
Changes in operating assets and liabilities	(4,365)	(3,294)	1,520	2,834
Net Cash Provided by Operating Activities - Continuing Operations	39,936	21,727	170,288	91,913
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(29,561)	(29,011)	(111,662)	(79,258)
Acquisitions of oil and natural gas properties	—	—	—	(445)
Acquisitions of land	(15,342)	—	(15,342)	—
Additions to other property and equipment	(171)	(117)	(1,252)	(1,513)
Tengasco acquired cash	—	—	—	859
Net Cash Used in Investing Activities - Continuing Operations	(45,074)	(29,128)	(128,256)	(80,357)

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS – (Continued)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
Cash Flows from Financing Activities:
Deferred financing costs	(220)	(274)	(1,942)	(360)
Proceeds from revolving credit facility	18,000	5,000	22,000	8,500
Repayment under revolving credit facility	(10,000)	—	(31,000)	(41,000)
Payment of common share/unit dividends	(6,809)	(6,056)	(25,066)	(20,624)
Proceeds from issuance of common stock	—	—	—	50,000
Public offering costs	—	—	—	(3,316)
Payment of preferred unit dividends	—	—	—	(1,491)
Common stock repurchased for tax withholding	(440)	(19)	(1,040)	(533)
Purchase of common units under long-term incentive plan	—	—	—	(191)
Net Cash Provided by (Used in) Financing Activities - Continuing Operations	531	(1,349)	(37,048)	(9,015)
Net Increase (Decrease) in Cash and Cash Equivalents from Continuing Operations	(4,607)	(8,750)	4,984	2,541
Cash Flows from Discontinued Operations:
Operating activities	—	—	—	7
Investing activities	—	—	—	3,892
Net Increase in Cash and Cash Equivalents from Discontinued Operations	—	—	—	3,899
Net Increase (Decrease) in Cash and Cash Equivalents	(4,607)	(8,750)	4,984	6,440
Cash and Cash Equivalents, Beginning of Period	17,908	17,067	8,317	1,877
Cash and Cash Equivalents, End of Period	$13,301	$8,317	$13,301	$8,317

OIL, NATURAL GAS AND NGL RESERVES
Netherland, Sewell & Associates, Inc. (“NSAI”) is the Company’s third-party reservoir engineer, who prepared the estimates of the Company's proved reserves as of December 31, 2022 , in accordance with the rules and regulations of the SEC using an average price equal to the unweighted arithmetic average of the first day of each month within the 12-month period ended December 31, 2022 of $94.14 per Bbl for oil and $6.36 per Mcf for natural gas. The Company prepared estimates of proved reserves as of December 31, 2022 using NYMEX pricing, which were not reviewed by NSAI. A summary of our proved reserves as of December 31, 2022 is presented below.

	SEC Pricing		NYMEX Pricing(1)
Reserves as of December 31, 2022	Proved Developed Reserves	Total Proved Reserves	Proved Developed Reserves	Total Proved Reserves
Oil (MBbls)	29,632	48,882	28,270	45,151
Natural gas (MMcf)	59,314	86,018	56,492	79,762
Natural gas liquids (MBbls)	9,604	14,454	9,170	13,393
Total (MBoe)	49,122	77,673	46,855	71,838
PV-10(2) (in thousands)	$1,010,251	$1,401,148	$652,817	$802,174
___________________
(1)See table below for the NYMEX pricing used to prepare internal reserve estimates.
(2)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

	Oil	Natural Gas
	($ per Bbl)	($ per Mcf)
Calendar year 2023	$79.07	$4.24
Calendar year 2024	$73.89	$4.27
Calendar year 2025	$69.77	$4.39
Calendar year 2026	$66.55	$4.46
Calendar year 2027	$63.87	$4.50
After 2027	$63.87	$4.50

OIL, NATURAL GAS AND NGL RESERVES, Continued
NSAI prepared the estimates of the Company's proved reserves as of December 31, 2021, in accordance with the rules and regulations of the SEC using an average price equal to the unweighted arithmetic average of the first day of each month within the 12-month period ended December 31, 2021 of $66.55 per Bbl for oil and $3.60 Mcf for natural gas. The Company prepared estimates of proved reserves as of December 31, 2021 using NYMEX pricing, which were not reviewed by NSAI. The table below presents a summary of our proved reserves as of December 31, 2021.

	SEC Pricing		NYMEX Pricing(1)
Reserves as of December 31, 2021	Proved Developed Reserves	Total Proved Reserves	Proved Developed Reserves	Total Proved Reserves
Oil (MBbls)	27,096	47,021	26,964	46,848
Natural gas (MMcf)	47,974	77,486	47,728	77,185
Natural gas liquids (MBbls)	7,949	13,471	7,910	13,423
Total (MBoe)	43,041	73,406	42,829	73,135
PV-10(2) (in thousands)	$616,231	$879,143	$589,287	$808,676
___________________
(1)See table below for the NYMEX pricing used to prepare internal reserve estimates.
(2)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

	Oil	Natural Gas
	($ per Bbl)	($ per Mcf)
Calendar year 2022	$72.23	$3.69
Calendar year 2023	$66.39	$3.36
Calendar year 2024	$62.66	$3.13
Calendar year 2025	$60.12	$3.07
After 2025	$59.19	$3.33

Reserve estimates above do not include any value for probable or possible reserves that may exist, nor do they include any value for undeveloped acreage. The reserve estimates represent our net revenue interest in our properties, all of which are located within the continental United States. NYMEX pricing does not comport with the reporting requirements of the SEC and should not be used as a substitute for or compared with estimates of proved reserves using SEC pricing.

DERIVATIVE CONTRACTS
The following table summarizes the open financial derivatives as of March 3, 2023, related to oil and natural gas production. As discussed above, the Company entered into a purchase agreement for the New Mexico Acquisition. In conjunction, the Company added to its open derivative contracts in anticipation of an early second quarter close on the acquisition.

		Weighted Average Price
Period (1)	Notional Volume	Fixed	Put	Call
		($ per unit)
Oil Swaps (Bbl)
Q1 2023	225,000	$53.65	$—	$—
Q2 2023	315,000	$62.78	$—	$—
Q3 2023	216,000	$63.04	$—	$—
Q4 2023	189,000	$62.51	$—	$—
2024	240,000	$71.60	$—	$—

Oil Collars (Bbl)
Q1 2023	210,000	$—	$70.95	$89.96
Q2 2023	300,000	$—	$71.50	$88.98
Q3 2023	330,000	$—	$68.64	$88.85
Q4 2023	330,000	$—	$68.64	$88.85
2024	1,293,000	$—	$61.02	$86.39
2025	315,000	$—	$60.00	$77.98

Natural Gas Swaps (MMBtu)
Q1 2023	—	$—	$—	$—
Q2 2023	450,000	$2.60	$—	$—
Q3 2023	450,000	$2.60	$—	$—
Q4 2023	400,000	$3.23	$—	$—
2024	1,500,000	$3.43	$—	$—
2025	375,000	$4.05	$—	$—

Natural Gas Collars (MMBtu)
Q1 2023	—	$—	$—	$—
Q2 2023	300,000	$—	$2.55	$3.20
Q3 2023	300,000	$—	$2.55	$3.20
Q4 2023	300,000	$—	$3.12	$4.07
2024	1,065,000	$—	$3.19	$4.14
2025	255,000	$—	$3.65	$4.95

Oil Basis (Bbl)
Q1 2023	240,000	$1.28	$—	$—
Q2 2023	360,000	$1.28	$—	$—
Q3 2023	360,000	$1.28	$—	$—
Q4 2023	360,000	$1.28	$—	$—
2024	960,000	$0.87	$—	$—

__________________
(1)Q1 2023 derivative positions shown include January and February 2023 contracts, some of which have settled as of March 3, 2023.